Exhibit 21.1

EXEL HOLDINGS LIMITED - CAYMAN
  ANNUITY & LIFE RE (HOLDINGS) LTD (6.73%) - BERMUDA
  EXEL Acquisition Ltd. - CAYMAN*
    GCR Holdings Limited - CAYMAN (IN LIQUIDATION)
  Reeve Court Holdings Ltd - BERMUDA*
  XL Life Ltd - BERMUDA*
      Reeve Court General Partner Limited - BERMUDA
        Reeve Court 4 Limited Partnership - BERMUDA
        Reeve Court 6 Limited Partnership - BERMUDA
  XL Insurance (Bermuda) Ltd - BERMUDA*
    Element Reinsurance Ltd -BERMUDA
    EXEL Cumberland Limited - UK
          Pareto Partners (30%) - UK
            Pareto Australia - AUSTRALIA
          Vision Loyal Ltd. (30%) - UK
    Financial Security Assurance International Ltd. (20%) - BERMUDA InQuisCapital Holdings (Bermuda) Limited - BERMUDA
          InQuisLogic (Bermuda) Limited - BERMUDA
          RiskConnect Limited - BERMUDA
    IPT Compliance Limited - UK
    Sovereign Risk Insurance Ltd. (50%) - BERMUDA
    XL Winterthur International (Bermuda) Ltd - BERMUDA
    XL Winterthur International Services Ltd - BERMUDA
      International Insurance Consulting Services Limited - BERMUDA
    XL Capital Products Ltd - BERMUDA
    XL Financial Assurance Ltd. (85%) - BERMUDA
    XL Financial Solutions Ltd - BERMUDA
    XL Global Services (Bermuda) Ltd. - BERMUDA
    X.L. Holdings Barbados Ltd. - BARBADOS
      X.L. America, Inc. - DE
        XL Capital Investment Partners, Inc. - DE
        Brockbank Insurance Services, Inc. - CA
        ECS INC. - PA
          ECS Alternative Market Services, Inc. - PA
          ECS Childcare Center, Inc. -  PA
          ECS Claims Administrators, Inc. - PA
          ECS Holdings, Inc. - DE
            ECS International, Inc. - DE
              ECS Asesores en Seguros Medioambientales,S.A.R.L. - SPAIN
              ECS Asesores en Aseguramiento de Riesgos Ambientales S.A. de C.V.
               (1%) - MEXICO
              The ECS Group, Ltd - UK
                ECS Underwriting ltd. - UK
              ECS Asesores en Aseguramiento de Riesgos Ambientales S.A. de C.V.
               (99.9%) - MEXICO
              Risk & Insurance Services, Inc. - BARBADOS
          ECS Risk Control, Inc. - PA
          ECS Underwriting, Inc. - PA
        Element Re Advisors Inc. - DE
        Element Re Capital Products Inc. - DE
        Global Credit Analytics, Inc. - DE
        NAC Re Corporation - DE
          XL Reinsurance America Inc. - NY
            Greenwich Insurance Company - CA
              Warranty Support Services, Inc. - NY
            Indian Harbor Insurance Company - ND
            Intercargo Corporation - DE
              Intercargo International Limited - BVI
              International Advisory Services Inc. - IL
              XL Specialty Insurance Company  - IL
                Intercargo Insurance Company H.K. Ltd. - HK
              NAC Re Financial Services, Inc. - DE
            NAC Re Investment Holdings, Inc. - DE
            XL Capital Assurance Inc. - NY
            XL Insurance Company of New York, Inc.  - NY
        Winterthur International America Insurance Company - WISCONSIN
          Winterthur International America Underwriters Insurance Co. - OKLAHOMA Winterthur International Services of America Inc. - WISCONSIN
        XLCA Admin LLC - NY
        XLCDS LLC - NY
        XL Financial Administrative Services - DE
        XL Global, Inc. - DE
        XL Insurance, Inc. - DE
        X.L. Global Services, Inc. - DE
        XL Life and Annuity Holding Company - DE

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    XL Investments Ltd - BERMUDA
      First Cumberland Bank, Inc. - BARBADOS
      Garrison Investments Inc. - BARBADOS
        Annuity & Life Re (Holdings) Ltd (5.6%) - BERMUDA
      InQuisLogic Ltd. - BARBADOS
        InQuisLogic Inc. - DE
      Kensington Investments Inc. - BARBADOS
        XLB Partners Inc. - BARBADOS IBC
        Cumberland Holdings, Inc. - DE
          Cumberland California, Inc. - DE
            Pareto Hughes Research (30%) - DE
            Pareto Partners (30%) - CA
        Cumberland New York, Inc. - DE
          Pareto (30%) - NY
        RiskConnect Ltd. - BARBADOS
          RiskConnect Inc. - DE
        X.L. Investment Private Trustee Ltd. - BERMUDA
          X.L. Investments (Barbados) Inc. - BARBADOS
            TAM Investment Holdings Inc. - DE
      XL (Luxembourg) SaRL  LUXEMBOURG
            XL (Finance) SaRL - LUXEMBOURG
              XL (International) SaRL -  LUXEMBOURG
                XL (Services) SaRL LUXEMBOURG
                  XL (Specialty) SaRL LUXEMBOURG
                    XL (Western Europe) SaRL LUXEMBOURG
                      Le Mans Re - FRANCE
                      XL Swiss Holdings Ltd - SWITZERLAND
                        XL Re Latin America Ltd SWITZERLAND
                          XL Latin America Investments Ltd  BERMUDA
                          Latin America Reinsurance Servicos Ltda. BRAZIL
                        XL Winterthur International Insurance (Switzerland)
                          SWITZERLAND
                        XL Winterthur International Re (WIRE) SWITZERLAND
                      XL Winterthur (UK) Holdings Limited - UK
                        XL Winterthur International Insurance Company
                            Limited - UK
                            Winterthur International Employee Benefits,
                              S.A. - SPAIN
                            Winterthur Properties Limited - UK
                            Winterthur International Argentina SA Compania de
                              Seguros - ARGENTINA
                            Winterthur Holdings (Proprietary)
                              Limited - SOUTH AFRICA
                              Winterthur Properties (Proprietary)
                                Limited - SOUTH AFRICA
                              Winterthur International Insurance Company
                                Limited - SOUTH AFRICA
      X.L. One Ltd. - BERMUDA
          XL Europe Ltd (50%) - REPUBLIC OF IRELAND
      XL Trading Partners Ltd (90%) - BERMUDA
      X.L. Two Ltd. - BERMUDA
          XL Financial Services (Ireland) Ltd
          XL Europe Ltd (50%) - REPUBLIC OF IRELAND
            XL Australia Pty Ltd - AUSTRALIA
            XL Prevent Ltd - UK
    X.L. Property Holdings Limited - BERMUDA*
  MID OCEAN LIMITED - CAYMAN
    Mid Ocean Holdings Limited - BERMUDA*
      Ridgewood Holdings Limited - BERMUDA
        Admiral Group Limited (10%)
        XL London Market Group plc - UK
          Brockbank Holdings Limited - UK
            Baltusrol Holdings Limited - BERMUDA
          County Down Limited - UK
          Dornoch Limited - UK
          Stonebridge Underwriting Limited - UK
          XL London Market Services Ltd - UK
            Brockbank Personal Lines Limited - Syndicates 253/2253
            Cassidy Brockbank Limited (Dormant)
            Denham Syndicate Management Limited
              Brockbank Syndicate Services Limited
            Sextant International Limited (25%)
            XL London Market Ltd- SYNDICATES 588/861/990/1209
          XL Capital International Limited - UK
            XL Capital Finance (Europe) plc - UK
          XL Financial Products Ltd - UK
        XL Re Ltd - BERMUDA
          ECS Reinsurance Company Inc. - BARBADOS
          Global Capital Underwriting Ltd. - UK
          NAC Re International Holdings - UK
            NAC Reinsurance  International  Limited - UK
            XL Services UK Limited - UK
          Sunshine State Holdings Corporation (24%) - FL
          The Shipowners Insurance and Guaranty Company Ltd. (4.6%) - BERMUDA XL INVESTMENT MANAGEMENT LTD - BERMUDA
    XL CAPITAL PARTNERS CORPORATION - CAYMAN (General Partner of each of XL
            Capital Partners I, L.P. and XL Principal Partners I, L.P.)
      XL Capital Partners I, L.P. - CAYMAN (Managing Member of XL Capital
            Principal Partners I, L.L.C.)
        XL Capital Principal Partners I, L.L.C. - DE
      XL Principal Partners I, L.P. - CAYMAN (Managing Member of XL Capital
            Principal Partners I, L.L.C.)
        XL Capital Principal Partners I, L.L.C. - DE

* Held through EXEL Holdings Limited